Exhibit 99.1

Gorman-Rupp Announces Change to a Virtual Meeting Format for 2020 Annual Meeting of Shareholders

MANSFIELD, Ohio--(BUSINESS WIRE)--April 9, 2020--The Gorman-Rupp Company (NYSE: GRC) today announced a change in the format of its Annual Meeting of Shareholders (“Annual Meeting”) from in-person to virtual-only. Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s shareholders, employees and their families, the Company will hold its Annual Meeting in a virtual meeting format only, via webcast. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 10:00 a.m. EDT.

As described in the Company’s proxy materials previously distributed for the Annual Meeting, shareholders at the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. To participate in and/or vote at the virtual Annual Meeting at www.proxydocs.com/GRC, shareholders must enter the control number found on their updated proxy card to be mailed beginning today, or their proxy card previously mailed.

For additional information regarding how shareholders may access, vote and participate in the virtual Annual Meeting, please refer to the Company’s supplemental proxy materials filed today with the Securities and Exchange Commission.

About The Gorman-Rupp Company

Founded in 1933, The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.

Forward-Looking Statements

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, The Gorman-Rupp Company provides the following cautionary statement: This news release contains various forward-looking statements based on assumptions concerning The Gorman-Rupp Company’s operations, future results and prospects. These forward-looking statements are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. Such factors include, but are not limited to: (1) continuation of the current and projected future business environment, including the duration and scope of the COVID-19 pandemic, the impact of the pandemic and actions taken in response to the pandemic; (2) highly competitive markets; (3) availability and costs of raw materials; (4) loss of key personnel; (5) cyber security threats; (6) intellectual property security; (7) acquisition performance and integration; (8) compliance with, and costs related to, a variety of import and export laws and regulations; (9) environmental compliance costs and liabilities; (10) exposure to fluctuations in foreign currency exchange rates; (11) conditions in foreign countries in which The Gorman-Rupp Company conducts business; (12) changes in our tax rates and exposure to additional income tax liabilities; (13) impairment in the value of intangible assets, including goodwill; (14) defined benefit pension plan settlement expense; (15) family ownership of common equity; and (16) risks described from time to time in our reports filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

Brigette A. Burnell
Corporate Secretary
The Gorman-Rupp Company
Telephone (419) 755-1246
NYSE: GRC

For additional information, contact James C. Kerr, Chief Financial Officer, Telephone (419) 755-1548.

Contacts

James C. Kerr, Chief Financial Officer
(419) 755-1548